Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Super League Enterprise, Inc. (formerly, “Super League Gaming, Inc.”) of our report dated March 31, 2023 relating to the consolidated financial statements of Super League Enterprise, Inc., which appears in the Annual Report on Form 10-K of Super League Enterprise, Inc. for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Los Angeles, California

April 22, 2024